UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2021 (January 26, 2021)

AT HOME GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	001-37849	45-3229563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 East Plano Parkway Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 265-6227

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HOME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

The information included in Item 5.02 of this Current Report on Form 8-K regarding adjusted operating income and total sales growth, and the general financial and operating performance and liquidity, of At Home Group Inc. (the “Company”) for the fiscal year ending January 30, 2021 (“fiscal 2021”) is hereby incorporated by reference into this Item 2.02 to the extent required.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2021 Management Bonus Plan

As detailed in the Current Report on Form 8-K filed by the Company on June 19, 2020, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company determined in June 2020 to replace the management bonus plan for fiscal 2021, including for the Company’s named executive officers, with a discretionary bonus plan due to the significant impact of the COVID-19 pandemic on the Company’s business during the spring of 2020, including temporary store closures. The fiscal 2021 management bonus plan had been developed before the COVID-19 pandemic began to significantly impact the U.S. economy and the Company’s operations. Under the discretionary bonus plan, management bonuses were intended to be based on the overall performance of the Company as well as qualitative and operational measures for the first two quarters of fiscal 2021, with additional quantitative considerations for the last two quarters of fiscal 2021. Such performance factors generally were tied to the operational, financial and strategic plans for the remainder of fiscal 2021.

In August 2020, following the reopening of Company stores and overall improved performance, the Compensation Committee determined to reinstate the fiscal 2021 management bonus plan in the same form as in the normal course, prior to the pandemic. Specifically, the fiscal 2021 management bonus plan introduced two new performance metrics, equally weighted: adjusted operating income and total sales growth. These new metrics, established by the Compensation Committee in early 2020, reflected feedback received during a significant stockholder engagement effort in the fall of 2019 that was led by the Company’s independent Lead Director and chairman of the Compensation Committee. Upon the reinstatement of the original fiscal 2021 management bonus plan, the Compensation Committee also determined that the performance levels for each metric would be based on the Company’s original Board-approved budget for fiscal 2021.

The fiscal 2021 management bonus plan provides for a bonus equal to each officer’s bonus target (as a percentage of base salary, in dollars) multiplied by an earned bonus factor based on the achievement of the performance metrics described above. The bonus target for each named executive officer (as a percentage of base salary) was not changed for fiscal 2021. The base salary utilized for the fiscal 2021 bonus determinations for all participants, including the named executive officers, is based on the wages that would have been paid to such persons during fiscal 2021 excluding the impact of any salary reduction or furlough. The Compensation Committee determined it was prudent to avoid twice penalizing bonus participants for the prudent expense and cash management determinations made earlier in fiscal 2021, particularly due to the Company’s strong financial and operating performance for fiscal 2021 and the Company’s current liquidity.

On January 26, 2021, the Compensation Committee determined that each of actual adjusted operating income and total sales growth of the Company for fiscal 2021 was anticipated to be well in excess of achieving the maximum bonus factor of 200% for such metric (and a 200% bonus factor in aggregate). No adjustments were made to the performance metrics for purposes of final bonus determinations. Therefore, the Compensation Committee approved the fiscal 2021 performance bonus payments to the named executive officers in the amounts set forth below, to be paid in March 2021:

Name and Principal Position	Fiscal 2021 Bonus Payment ($)
Lewis L. Bird III, Chairman and Chief Executive Officer	2,388,462
Jeffrey R. Knudson, Chief Financial Officer	714,808
Peter S.G. Corsa, Chief Operating Officer and President	900,308
Chad C. Stauffer, Chief Merchandising Officer	767,308
Ashley F. Sheetz, Chief Marketing Officer	654,231

Supplemental Payment to Chief Executive Officer

As previously disclosed, the Company’s Chief Executive Officer, Lewis L. Bird III, elected to forgo 100% of his base salary for three months in fiscal 2021 during the time period when the Company’s home office employees either were furloughed or received reduced salaries. On January 26, 2021, the Compensation Committee determined that a 100% salary reduction for Mr. Bird for such period was unnecessary in light of the Company’s fiscal 2021 performance and liquidity, and approved a supplemental payment of $125,000 to Mr. Bird, to be paid simultaneously with the bonus amounts above. Such payment was intended to adjust his aggregate cash compensation to effectively reflect a 50% reduction in his base salary during the three-month reduction period and more closely align his base salary reduction with the three-month salary reduction of 30% taken by the Company’s other named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT HOME GROUP INC.

Date: February 1, 2021	By:	/s/ MARY JANE BROUSSARD
		Name:	Mary Jane Broussard
		Title:	Chief Administrative Officer, General Counsel & Corporate Secretary

 4